UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 8, 2013

Marchex, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50658	35-2194038
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

520 Pike Street

Suite 2000

Seattle, Washington 98101

(Address of Principal Executive Offices)

(206) 331-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Officer Equity Awards.

On March 8, 2013 (the “Grant Date”), in consideration of his services as the chief financial officer of Marchex, Inc. (the “Company” or “Marchex”), the Compensation Committee of the Company granted Michael Arends (“Arends”) a restricted stock award under Marchex’s 2012 Stock Incentive Plan (the “Plan”) to purchase an aggregate of 180,000 shares of the Company’s Class B common stock with time-based vesting whereby 25% of the total number of restricted shares shall vest on each of December 20, 2013 and the first, second and third annual anniversaries thereof and with accelerated vesting upon certain events. With respect to acceleration (i) one hundred percent (100%) of the total number of restricted shares all shall vest immediately upon (a) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Company’s Class B common stock over such period is equal to or greater than $6.00, (b) 2013 or 2014 operating income before amortization (“OIBA”) is equal to 110% of the Company’s financial plan for the 2013 period or 2014 period, as applicable, and each as approved by the Board (the “Board Financial Plan”) and as adjusted for acquisitions, stock splits and divestitures, or (c) the consummation of the Company’s previously announced spin-off transaction (the “Spin-off”) or the sale or disposition of Archeo, Inc. (the “Archeo Sale”); provided that however with respect to (i) if any of these triggers are met prior to December 20, 2013, then such acceleration would occur on December 20, 2013, and if any of such triggers are met after such date, then the acceleration would occur on the later of the date such trigger was met or May 11, 2014, (ii) seventy-five percent (75%) of the total number of restricted shares shall vest immediately upon (a) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Company’s Class B common stock over such period is equal to or greater than $5.25, or (b) 2013 or 2014 OIBA is equal to 105% of the Board Financial Plan for the 2013 or 2014 period as adjusted for acquisitions, stock splits and divestitures; provided that however with respect to (ii) if any of these triggers are met prior to December 20, 2013, then such acceleration would occur on December 20, 2013, and if any of such triggers are met after such date, then the acceleration would occur on the later of the date such trigger was met or May 11, 2014, and (iii) fifty percent (50%) of the total number of restricted shares shall vest immediately upon (a) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Company’s Class B common stock over such period is equal to or greater than $4.50, or (b) 2013 or 2014 OIBA is equal to 100% of the Board Financial Plan for the 2013 or 2014 period as adjusted for acquisitions, stock splits and divestitures; provided that however with respect to (iii) if any of these triggers are met prior to December 20, 2013, then such acceleration would occur on December 20, 2013, and if any of such triggers are met after such date, then the acceleration would occur on the later of the date such trigger was met or May 11, 2014.

The restricted stock will be valued based upon the closing price of the Company’s Class B common stock on the Grant Date.

Notwithstanding the foregoing, one hundred percent (100%) of all restricted stock described above not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (i) a Change of Control (as defined in such award agreements), (ii) followed by (a) a termination without cause of Mr. Arends’ employment by the Corporation or any successor thereto, (b) a Diminution in Duties (as defined in such award agreements) with respect to Mr. Arends, or (c) the 12 month anniversary of the occurrence of the Change of Control.

The above summary is qualified in its entirety by reference to the Company’s form of executive restricted stock agreement, a copy of which will be filed as an exhibit to the Company’s next applicable periodic report or registration statement.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 8, 2013	MARCHEX, INC.

	By:	/s/ RUSSELL C. HOROWITZ
	Name:	Russell C. Horowitz
	Title:	Chairman and Chief Executive Officer